“

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

SCHEDULE 14A

(Rule 14a - 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

_________________________

Filed by the registrant ☒ Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under § 240.14a-12

COMSTOCK RESOURCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

of them with full power of substitution, as proxies of the undersigned to act and to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Comstock Resources, Inc., to be held June 3, 2020 at 10:00 a.m. and any adjournment or adjournments thereof, and in their own discretion upon any other matter which may properly come before this meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof. Continued and to be marked, signed and dated on reverse side

COMSTOCK RESOURCES, INC.

Notice of 2024 Annual Meeting of Stockholders

and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

June 11, 2024 10:00 A.M. Comstock Resources, Inc. Corporate Headquarters 5300 Town and Country Blvd. Suite 300 Frisco, Texas 75034

April 29, 2024

To the Stockholders of Comstock Resources, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Comstock Resources, Inc. The meeting will be held at 10:00 a.m., local time, on June 11, 2024, at the Company's headquarters at 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas. Our Board of Directors and management look forward to greeting those of you who are able to attend in person.

At this year's Annual Meeting, you will be asked to vote on items more fully addressed in our Notice of Annual Meeting of Stockholders and Proxy Statement, including:

•
Proposal 1: To elect five director nominees to our Board of Directors; and
•
Proposal 2: To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2024.

Approval of Proposals 1 and 2 are not conditioned on the approval of any other proposals.

Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, please vote your shares by internet, by telephone, or, if you received our proxy materials by mail, by returning the accompanying proxy card, as soon as possible so that your shares will be voted at the meeting. Instructions on how to vote can be found in our proxy statement.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support.

Sincerely,

M. Jay Allison
Chairman of the Board and
Chief Executive Officer

COMSTOCK RESOURCES, INC.

Notice of Annual Meeting of Stockholders

June 11, 2024

10:00 a.m. Central Time

Location:	Company Headquarters 5300 Town and Country Blvd., 3rd Floor Frisco, Texas 75034

ITEMS OF BUSINESS

1.
To elect five director nominees to our Board of Directors.
2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for 2024.

Approval of Proposals 1 and 2 are not conditioned on the approval of any other proposals.

RECORD DATE

If you were a holder of record of the common stock of the Company at the close of business on April 15, 2024 (the "Record Date"), you are entitled to notice of, and to vote at, the Annual Meeting.

ANNUAL REPORT

Our Annual Report to Stockholders for the year ended December 31, 2023, which is not a part of the proxy solicitation materials, is available on our website at www.comstockresources.com. If you received a printed copy of the proxy materials, a printed Annual Report was enclosed.

PROXY VOTING

Stockholders of record may vote in person at the meeting, but may also appoint proxies to vote their shares in one of three ways, by:

• Telephone	• Mail	• Internet

If your shares are held by a bank, broker or other holder of record, you may appoint proxies to vote your shares on your behalf as instructed by that bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the meeting.

This proxy statement is first being distributed on or about April 29, 2024 to holders of our common stock.

Any proxy may be revoked at any time before it is exercised at the meeting.

By Order of the Board of Directors,

Roland O. Burns
Secretary

Proxy Summary

This summary is included to provide an introduction and overview of the information contained in the proxy statement and may not contain all the information important to you. This is a summary only and does not contain all of the information we have included in the proxy statement. You should refer to the entire proxy statement that follows for more information about Comstock Resources, Inc. ("Comstock" or the "Company", "our", "we", or "us") and the proposals you are being asked to consider.

2023 Overview and Performance

Despite a weak natural gas price environment for much of the year, we advanced our Western Haynesville exploratory play by adding 79,741 net acres in the play and drilling five very successful wells. Other 2023 accomplishments include:

•
Drilled 71 (55.5 net to us) wells which had an average per well initial production rate of 25 MMcf per day;
•
Added 571 billion cubic feet of natural gas equivalent ("Bcfe") to our proved reserves and replaced 109% of our 2023 production;
•
Entered into a midstream partnership to fund the capital costs associated with the build-out of midstream assets in the Western Haynesville;
•
Maintained our industry leading low cost structure; and
•
Demonstrated environmental stewardship by continuing to achieve independent, third-party audited certification for our natural gas operations under the MiQ standard for methane emissions.

Proposals for Stockholder Action

Below is a summary of the proposals on which you are being asked to vote on. Please review the complete information regarding these proposals included in the proxy statement.

Election of Directors (Proposal 1 – Page 8)

You will find important information about the qualifications and experience of each of the five director nominees that you are being asked to re-elect under Proposal 1 beginning on page 8 of the proxy statement. The corporate governance/nominating committee, in its annual review of director nominees, has determined that our nominees have the skills, experience and qualifications necessary to effectively oversee the management of the Company, and that they have integrity, proven leadership and a commitment to the financial and strategic success of the Company.

Appointment of Independent Registered Public Accountants (Proposal 2 – Page 18)

Ernst & Young LLP has served as our independent registered public accountants since 2003. You are being asked to ratify the appointment by the audit committee of Ernst & Young as our independent registered public accountants for 2024.

Recommendations of the Board of Directors Regarding the Proposals

Our Board of Directors unanimously recommends that you vote:

1.
FOR each of the five director nominees named in the proxy statement; and
2.
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for 2024.

Communicating with the Board of Directors

Any interested party can communicate with our Board of Directors, any individual director or a group of directors by sending a letter addressed to the Board of Directors as a whole, to the individual director or to a group of directors, c/o Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. All appropriate communications received at this address will be sent directly to the Board or to the particular director.

Governance Documents

Governance documents, including the Corporate Governance Guidelines, the charters of the committees of our Board of Directors, the Code of Ethics for Senior Financial Officers, and the Code of Business Conduct and Ethics, can be found in the "Corporate Governance" section of our website: www.comstockresources.com. Please note that documents and information on our website are not incorporated herein by reference. These documents may also be obtained in print at no cost by writing to the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

Information Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 11, 2024

Our 2024 Proxy Statement and 2023 Annual Report are available free of charge on our website at: www.comstockresources.com.

COMSTOCK RESOURCES, INC.

Proxy Statement for the Annual Meeting of Stockholders

to be held June 11, 2024

In accordance with the rules of the Securities and Exchange Commission ("SEC"), we are furnishing our proxy materials (proxy statement for this Annual Meeting, the proxy card and the 2023 Annual Report to Stockholders) by providing access to these materials on the Internet in lieu of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner.

A Notice of Meeting and Internet Availability of Proxy Materials (the "Notice") will be mailed to stockholders on or about April 29, 2024. We are providing the Notice in lieu of mailing the printed proxy materials to instruct stockholders as to how they may: (1) access and review the proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis at no charge by following the instructions in the Notice. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.

Questions and Answers about the Annual Meeting and Voting

Why am I receiving these materials?

A Notice of Annual Meeting of Stockholders or Notice Regarding the Availability of Proxy Materials has been provided to you because you are a Comstock stockholder of record and because the Board is soliciting your proxy to vote your shares at the Annual Meeting. Brokers, banks and other record holders will be sending a similar Notice to all beneficial owners of stock who hold their shares through such broker, bank or record holder. All record and beneficial stockholders will have the ability to access the proxy materials on the website referred to in the Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice on the cover page of this proxy statement. We will also transact any other business as may properly come before the Annual Meeting or any adjournment thereof.

When and where is the Annual Meeting?

The Annual Meeting will be held at 10:00 a.m., local time, on June 11, 2024 at the Company's headquarters at 5300 Town and Country Blvd., 3rd Floor, in Frisco, Texas.

We currently intend to hold our Annual Meeting in person. Any change will be announced with a press release and on our website, as well as by filing additional proxy materials with the Securities and Exchange Commission.

Where can I find more information about proxy voting?

The SEC has created an educational website where you can learn more about proxy voting: www.sec.gov/spotlight/proxymatters.shtml.

Who is soliciting my proxy?

Our Board is soliciting your proxy to vote on all matters scheduled to come before the Annual Meeting of Stockholders, whether or not you attend in person. By completing and returning the proxy card or voting instruction card, or by casting your vote via telephone or the internet, you are authorizing the proxy holders to vote your shares at our Annual Meeting as you have instructed. All costs of the solicitation will be borne by the Company.

What happens if additional matters are presented at the Annual Meeting?

If another proposal is properly presented for consideration at the Annual Meeting, the persons named in the Proxy Card will vote as recommended by the Board or, if no recommendation is given, these persons will exercise their discretion in voting on the proposal.

Who is entitled to vote at the Annual Meeting?

Owners of shares of common stock of the Company at the close of business on April 15, 2024 (the "Record Date") are entitled to vote at and participate in the Annual Meeting.

What are the voting rights of holders of common stock?

Each outstanding share of common stock will be entitled to one vote on each matter to come before the Annual Meeting.

How can shares be voted?

Shares of common stock can be voted in person at the Annual Meeting or they can be voted by proxy or voting instructions can be given, in one of three ways, by:

• Telephone	• Mail	• Internet

The instructions for each are on the Proxy Card, in the Notice, or on the voting form enclosed with the proxy from the bank, broker or other holder of record. If your shares are held by any such person or entity, you may obtain a proxy from that entity and bring it with you to hand in with your ballot in order to be able to vote your shares at the Annual Meeting.

What vote is required for approval?
•
With regard to Proposal 1 (election of directors): the affirmative vote of the majority of the votes cast at the Annual Meeting is required by our Bylaws for the election of a director.
•
With regard to Proposal 2 (ratification of our independent registered public accountants): the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required.

Why is the Board recommending approval of each of the Proposals?

The Board is recommending approval of each of the director candidates under Proposal 1 for the reasons discussed under the section "Director Nominees." The Board is recommending the ratification of the appointment of our independent registered public accountants under Proposal 2 to confirm the stockholder approval of the appointment.

For these reasons, our Board has unanimously recommended that our stockholders approve each of the proposals.

Are the proposals conditioned on one another?

Approval of Proposals 1 and 2 are not conditioned on the approval of any other proposals.

How will votes be counted?

For shares held in your own name, votes will be counted as directed, except when no choice for any particular matter is made. In that case, and only for the matter for which no choice is indicated, the shares will be voted as recommended by the Board. For shares held indirectly through a bank, broker or other holder of record (i.e., in "street name"), unless you give your broker, bank or other holder of record specific instructions, your shares will not be voted on any of the proposals other than Proposal 2.

Under the NYSE rules that govern voting by brokers of shares held in street name, brokers have the discretion to vote these shares only on routine matters, but not on non-routine matters, as defined by those rules. The only matter that will be voted on that is considered routine under these rules is Proposal 2 (the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants for 2024).

What is a broker non-vote and what is the effect of a broker non-vote?

A "broker non-vote" occurs when a stockholder who holds shares indirectly does not give instructions to the holder of record on how the stockholder wants his or her shares voted, but the holder of record exercises its discretionary authority under the rules of the NYSE to vote on one or more, but not all, of the proposals. In such a case, a "broker non-vote" occurs with respect to the proposals not voted on. Shares represented by "broker non-votes" will, however, be counted in determining whether a quorum is present.

In the absence of instructions from the stockholder, the holder of record may only exercise its discretionary authority and vote the shares it holds as a holder of record on Proposal 2 (ratification of the appointment of the Company's independent registered public accountants), and does not have the discretionary authority to vote them on any of the other proposals.

Therefore, if you are a "street-name" holder, your shares will not be voted on any proposal for which you do not give your broker, bank or other holder of record instructions on how to vote other than on Proposal 2.

What is an abstention and what is the effect of an abstention?

If you do not desire to vote on any proposal or have your shares voted as provided for in the preceding answer, you may abstain from voting by marking the appropriate space on the Proxy Card or by following the telephone or Internet instructions. Shares voted as abstaining will be counted as present for the purpose of establishing a quorum and for the purpose of determining the number of votes needed for approval of the proposals before the Annual Meeting.

Abstentions will have the effect of a negative vote for Proposal 2.

What constitutes a quorum?

The presence at the Annual Meeting of the holders of a majority of the shares of the common stock outstanding on the Record Date, in person or by proxy, will constitute a quorum, permitting business to be conducted at the Annual Meeting. As of the Record Date, 292,202,274 shares of common stock were outstanding. Therefore, the presence of the holders of common stock representing at least 146,101,137 votes will be required to establish a quorum.

What shares will be considered "present" at the Annual Meeting?

The shares voted at the Annual Meeting, shares properly voted by Internet or telephone, and shares for which properly signed Proxy Cards have been returned will be counted as "present" for purposes of establishing a quorum. Proxies containing instructions to abstain on one or more matters, those voted on one or more matters and those containing broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting.

How can a proxy be revoked?

You can revoke a proxy at any time prior to a vote at the Annual Meeting by:

•
notifying the Corporate Secretary of the Company in writing;
•
delivering a subsequent proxy; or
•
subsequent vote by Internet or telephone.

Shares held indirectly in the name of a bank, broker or other holder of record may be revoked pursuant to the instructions provided by such person or entity.

Who will count the votes?

The Company has hired a third party, Broadridge Financial Solutions, Inc., to determine whether or not a quorum is present at the Annual Meeting and to tabulate votes cast.

Where can I find the results of the voting?

The voting results will be announced at the Annual Meeting and filed on a Form 8-K with the SEC within four business days of the Annual Meeting.

Who can help answer my questions?

If you have any questions about the Proposals, need additional copies of this proxy statement or the enclosed proxy card, or require assistance in voting your shares, you should contact our Corporate Secretary, as follows:

Mr. Roland O. Burns,

Corporate Secretary

Comstock Resources, Inc.

5300 Town and Country Blvd.

Suite 500

Frisco, TX 75034

Please call: 972-668-8800

Voting Securities and Principal Holders

Security Ownership of Certain Beneficial Owners and Management

Ownership of our common stock is shown in terms of "beneficial ownership." Generally, a person "beneficially owns" shares if he or she has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. The percentages shown in this proxy statement reflect the stockholder's beneficially owned shares as a percentage of the total number of shares of our common stock outstanding on April 15, 2024 (292,202,274 shares) plus the number of unissued shares that such owner has the right to acquire on or before April 15, 2024. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole dispositive power with respect to all shares beneficially owned. The following table lists the stockholders (other than our directors and executive officers) known to have been the beneficial owners of more than 5% of our common stock as of April 15, 2024:

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Arkoma Drilling, L.P. Williston Drilling, L.P. One Cowboys Way, Frisco, Texas 75034	194,821,429 (1)	66.7%

(1)
Blue Star Exploration Company is the sole general partner of each of Arkoma Drilling, L.P. and Williston Drilling, L.P. Jerral W. Jones is a director and sole shareholder of Blue Star Exploration Company. Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13D/A filed with the SEC on March 25, 2024, which consists of (i) 146,950,577 shares of common stock held by Arkoma Drilling, L.P. and (ii) 47,870,852 shares of common stock held by Williston Drilling, L.P.

The following table sets forth information as of April 15, 2024 concerning beneficial ownership information for our directors, nominees for director and executive officers:

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
M. Jay Allison Chairman of the Board of Directors and Chief Executive Officer	2,399,054	*
Roland O. Burns Director, President, Chief Financial Officer and Secretary	1,353,862	*
Brian C. Claunch Vice President of Financial Reporting	62,527	*
Elizabeth B. Davis, PhD Director	139,390	*
Morris E. Foster Director	193,966	*
Daniel S. Harrison Chief Operating Officer	644,989	*
Patrick H. McGough Vice President of Operations	181,846	*
Ronald E. Mills Vice President of Finance and Investor Relations	102,689	*
Clifford D. Newell Vice President of Corporate Development and Chief Commercial Officer	73,846	*
Daniel K. Presley Vice President of Accounting	215,299	*
LaRae L. Sanders Vice President of Land	202,196	*
Jim L. Turner Director	298,662	*
All Executive Officers and Directors as a Group (12 Persons)	5,868,326	2.0%

*
Indicates less than one percent

PROPOSAL 1	TO ELECT FIVE DIRECTOR NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS

The Company nominates each of its current directors for re-election, in each case, to serve a term of one year beginning at the Annual Meeting and until their successors are duly elected and qualified.

Our Board presently consists of five members, all of whom are elected to serve one year terms, expiring at the Annual Meeting.

Under this Proposal 1, the Board has nominated M. Jay Allison, Roland O. Burns, Elizabeth B. Davis, Morris E. Foster, and Jim L. Turner.

If you do not vote for a particular nominee on your Proxy Card, your vote will not count either "for" or "against" the nominee. In an uncontested election, such as this one, any nominee for director who has a majority of votes cast "withheld" from his or her election will be required to promptly tender his or her resignation to the Board. The corporate governance/nominating committee will consider the tendered resignation and recommend to the Board whether to accept or reject the resignation. The Board will act on the committee's recommendation and publicly disclose its decision. Any director who tenders his or her resignation will not participate in the committee's recommendation or the board action regarding whether to accept or reject the tendered resignation. Any vacancies on the Board may be filled in accordance with our governing documents.

Information about our current directors, who are also the nominees for director, appears below under the heading "Director Nominees."

The Board recommends that stockholders vote "FOR" the election of each of the director nominees.

Selection Criteria and Qualifications of Director Candidates

Director Selection Process

The Board is presently set at nine members, and Arkoma Drilling, L.P. and Williston Drilling, L.P. (the "Jones Partnerships") have the right to designate five of the nine members to the Board (the "Jones Designees"). If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 50% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board are only required to nominate and recommend four Jones Designees. If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 35% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board are only required to nominate and recommend two Jones Designees. If the aggregate interest held by the Jones Partnerships (together with any affiliates) falls below 15% of the outstanding common stock of the Company (on a fully diluted basis), the Company and the Board will have no further obligation to nominate and recommend any Jones Designees to the Board. All of the director nominees are current Jones Designees, and there are four vacancies on the Board.

As a result of the ownership by the Jones Partnerships of over 50% of our outstanding common stock, we are a "controlled company" pursuant to the NYSE corporate governance standards. Under the NYSE rules, a company in which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect to not comply with certain NYSE corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that we have a nominating and corporate governance committee comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities, and the requirement that we have a compensation committee comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities. At this time we have elected not to utilize any of these exemptions, and our Board has determined that all of our non-management directors, and all the members of our corporate governance/nominating, compensation and audit committees are independent directors under the applicable rules of the New York Stock Exchange. We may elect to utilize any or all of these exemptions in the future.

The nominating functions of the Board are handled by the corporate governance/nominating committee pursuant to its charter. In evaluating nominees for membership on the Board, the corporate governance/nominating committee applies the board qualification standards set forth in our corporate governance guidelines. Under these qualification standards, the corporate governance/nominating committee will take into account many factors, including education, business, governmental and civic experience, broad and diverse backgrounds, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, strong business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one's mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance/nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders. The corporate governance/nominating committee evaluates each individual in the context of the Board as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full Board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance/nominating committee regularly assesses the appropriate size of the Board, and whether any additional vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the corporate governance/nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the corporate governance/nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. Stockholders suggesting director candidates for consideration by our Board in connection with the next annual meeting of stockholders must provide their submission in accordance with the procedures set forth in our bylaws and under the heading "Stockholder Proposals and Nominations for the 2025 Annual Meeting" herein.

Director Nominees

The corporate governance/nominating committee has recommended, and the Board has nominated, the following for election as directors. If any director nominee is unable or unwilling for good cause to serve as a nominee at the time of the Annual Meeting, the persons named as proxies may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Biographical information concerning the current directors standing for re-election appears below.

M. Jay Allison
Director, Chairman of the Board of Directors and Chief Executive Officer

Mr. Allison, age 68, has been our Chief Executive Officer since 1988. Mr. Allison was elected Chairman of the Board in 1997 and has been a director on our Board since 1987. From 1988 to 2013, Mr. Allison served as our President. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas.

Mr. Allison has over 35 years of executive leadership experience in the oil and gas industry. Mr. Allison combines his educational background in business and in commercial law, along with his entrepreneurial spirit, his driven work ethic and extensive knowledge of the oil and gas industry, to pursue disciplined investments intended to enhance stockholder value.

Roland O. Burns
Director, President, Chief Financial Officer and Secretary

Mr. Burns, age 64, has been our President since 2013, Chief Financial Officer since 1990, Secretary since 1991 and a director on our Board since 1999. Mr. Burns served as our Senior Vice President from 1994 to 2013 and Treasurer from 1990 to 2013. From 1982 to 1990, Mr. Burns was employed by the public accounting firm, Arthur Andersen. During his tenure with Arthur Andersen, Mr. Burns worked primarily in the firm's oil and gas audit practice.

Mr. Burns is an experienced financial executive with extensive knowledge and experience in financial reporting, internal controls in the oil and gas industry, treasury and risk management, mergers and acquisitions, and regulatory compliance. Mr. Burns works with Mr. Allison to evaluate and consider business development opportunities and financing proposals. Mr. Burns, who is our principal contact with investors and investment bankers, updates the Board on trends in the capital markets, including the availability of debt and equity financing and transactional activity in the oil and gas industry.

Elizabeth B. Davis, PhD
Director

Dr. Davis, age 61, has served as a director on our Board since 2014. Dr. Davis is currently the President of Furman University, a position she has held since 2014. Dr. Davis was the Executive Vice President and provost for Baylor University from 2010 until 2014 and served as Interim Provost from 2008 to 2010. Prior to her appointment as Provost, she was a professor of accounting in the Hankamer School of Business at Baylor University where she also served as associate dean for undergraduate programs and as acting chair for the Department of Accounting and Business Law. Prior to joining Baylor University, she worked for the public accounting firm Arthur Andersen from 1984 to 1987.

Dr. Davis brings to the Board executive experience from her leadership roles in higher education as well as expertise in finance and accounting from her teaching and research experiences.

Morris E. Foster
Director

Morris E. Foster, age 81, has served as a director on our Board since 2017. Mr. Foster retired in 2008 as Vice President of ExxonMobil Corporation and President of ExxonMobil Production Company following more than 40 years of service with the ExxonMobil group. Mr. Foster served in a number of engineering and management roles domestically as well as in the United Kingdom and Malaysia prior to his appointment in 1995 as a Senior Vice President in charge of the upstream business of Exxon Company, USA.

In 1998, Mr. Foster was appointed President of Exxon Upstream Development Company, and following the merger of Exxon and Mobil in 1999, he was named to the position of President of ExxonMobil Development Company. In 2004, Mr. Foster was named President of Exxon Mobil Production Company, the division responsible for ExxonMobil's upstream oil and gas exploration and production business, and a Vice President of ExxonMobil Corporation. Mr. Foster currently serves as Chairman of Stagecoach Properties Inc., a real estate holding corporation with properties in Salado, Houston and College Station, Texas and Carmel, California and as a member of the Board of Regents of Texas A&M University. In addition, Mr. Foster currently serves on the board of directors of Scott & White Medical Institute.

Mr. Foster brings to the Board extensive executive management experience in the oil and gas industry. He additionally brings his substantial experience in international operations and mergers and acquisitions gained from his career at one of the world's largest companies.

Jim L. Turner
Lead Director

Mr. Turner, age 78, has served as a director on our Board since 2014 and has served as our Lead Director since 2021. Mr. Turner currently serves as Chairman of Turner Holdings, LLC and Chief Executive Officer of JLT Automotive, Inc. Mr. Turner served as President and Chief Executive Officer of Dr. Pepper/Seven Up Bottling Group, Inc. from its formation in 1999 through 2005, when he sold his interest in that company. Prior to that, Mr. Turner served as owner/Chairman of the Board and Chief Executive Officer of the Turner Beverage Group, the largest privately owned independent bottler in the United States. He is past-chairman and currently serves on the board of trustees of Baylor Scott and White Health, the largest not-for-profit healthcare system in the State of Texas, where he also serves as Chairman of the Finance Committee and as a member of the Executive Committee. He is a director of Crown Holdings, where he also serves as Chairman of the Compensation Committee and as a member of the Nominating and Governance committee. He is on the Board of Directors of INSURICA, a full service insurance agency. Mr. Turner is former Chairman of Dean Foods Company, where he also served as Chairman of the Compensation Committee.

Mr. Turner brings his extensive business experience as chairman and chief executive officer of a large corporation to the Board. Mr. Turner has valuable experience in business development, finance and mergers and acquisitions. Mr. Turner's service as a director of other publicly held companies, including his service as the chairman of the Board and chairman of the compensation committee, provides substantial experience and insight to our Board.

Corporate Governance

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted a set of corporate governance guidelines, a code of business conduct and ethics and a policy regarding the approval of related party transactions. These materials are available on our website at www.comstockresources.com, and are available upon written request to our Corporate Secretary.

Determinations of Director Independence

We have elected to maintain a majority of independent directors on our Board. No Board member qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly, or as a partner, stockholder or officer of an organization that has a relationship with us). In evaluating each director's independence, the Board considers all relevant facts and circumstances, relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest, on the one hand, and us, our affiliates, or our executives, on the other. As a result of this review, the Board affirmatively determined that among the director nominees, Dr. Davis and Messrs. Foster and Turner are independent from us and our management according to the NYSE's rules. Messrs. Allison and Burns are not independent due to their employment at the Company. The Board evaluates independence on an on-going basis.

Board Leadership Structure

The position of board chairman is filled by our Chief Executive Officer (the "CEO"). We believe this combined leadership structure is appropriate for us because our Chairman and CEO (i) conveys a singular, cohesive message to our stockholders, employees, industry partners and the investment community, (ii) eliminates any ambiguity as to who is accountable for our performance and (iii) is able to draw on his knowledge of our operations to provide the Board with leadership and properly focus discussions on the issues of greatest importance to the Company and our stockholders. Our directors and management team engage frequently and directly in the flow of information and ideas and we believe our combined leadership structure facilitates the quality, quantity and timeliness of the information flow and communication.

Since our board chairman is also a member of management, our Board has designated Mr. Jim Turner, a non-management director, as "Lead Director." The responsibilities of the Lead Director include:

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Coordinating the scheduling of board meetings and preparation of agenda material for board meetings and executive sessions;
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Defining the scope, quality, quantity and timeliness of the flow of information between management and the Board;
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Chairing all meetings of non-management directors and of the executive committee;
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Overseeing the process of hiring, firing, evaluating and compensating the CEO;
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Approving the retention of consultants who report directly to the Board;
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Facilitating communication between the directors and the CEO, and communicating the directors' perspectives and consensus view to the CEO;
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Assisting the Board and officers in assuring compliance with and implementation of our governance principles;
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Leading the annual evaluation of the chairman;
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Serving as an independent point of contact for stockholders wishing to communicate with the Board;
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Acting as principal liaison between the independent directors and the CEO on sensitive issues; and
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Leading the Board in anticipating and responding to crises.

Risk Oversight

One of the responsibilities of the Board, as a whole and through its committees, is to review and evaluate the processes in place to assess the major risks facing the Company and periodically review management's assessment of the major risks as well as options for their mitigation. Our Board leadership structure and our practice of a high degree of interaction between our directors and members of senior management facilitates this oversight function. The information flow and communication throughout the year between our Board and senior management regarding long-term strategic planning and short-term operational reporting includes matters of material risk inherent in our business of exploring for and producing oil and natural gas. On at least an annual basis, an enterprise risk assessment is presented to the Board that identifies the critical risks the Company is facing and the Company's mitigation strategies and plans for each identified risk. Also, our audit committee, among other duties, is charged with overseeing significant financial risk exposures and the steps management has taken to monitor, control and report such exposures and has compliance oversight responsibilities. For additional information regarding the risk oversight of our Board, see the "Board Committees" section on page 16.

Related Party Transactions

The Board has in place a written policy regarding the approval of all transactions with related parties that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC ("related party transactions"). At regularly scheduled audit committee meetings, management will recommend any related party transactions that are contemplated, and such transactions will require the audit committee's approval. Generally, a "related party" is each of our executive officers, directors, nominees for director, any stockholder owning greater than five percent of our outstanding shares, including any immediate family member of each of the foregoing, and any entity owned or controlled by any of the foregoing. Transactions that are available to all of our employees generally or totaling less than $5,000 when aggregated with all similar transactions are excluded from the policy.

With respect to the standards applied by the audit committee when deciding whether to approve a related party transaction, the audit committee shall approve or ratify the transaction if it is on terms believed to be comparable to those that could be obtained in arm's length dealings with an unrelated third party.

We operate oil and gas properties held by Arkoma Drilling, L.P. and Williston Drilling, L.P., which are owned by our majority stockholder. We charge the partnerships for the costs incurred to drill, complete and produce the wells, as well as drilling and operating overhead fees. We also provide natural gas marketing services to the partnership in return for a fee equal to $0.02 per Mcf for natural gas marketed. We received $1.3 million for operating and marketing services provided to the partnership in 2023.

On March 25, 2024, we completed the sale and issuance of 12,500,000 shares of our common stock to Arkoma Drilling, L.P and Williston Drilling, L.P. in a private placement, receiving proceeds of $100.5 million. Following the investment, our majority stockholder's ownership in the Company increased from approximately 65% to 67%.

Compensation Committee Interlocks and Insider Participation

Our compensation committee continues to be comprised entirely of independent directors. None of the members of the committee during 2023 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company has served on the compensation committee or board of directors of any company that employed any member of the Company's compensation committee or the Board.

Stock Ownership Guidelines

We have stock ownership requirements for our directors and executive officers. The purpose of the ownership requirements is to further our goal of increasing stockholder value and to align the interests of our directors and key executives with the interests of our stockholders. Satisfaction of the policy requires that individuals attain and retain holdings of our common stock with a cost basis equal to the following multiple of the individual's compensation, defined as either a director's cash retainer fee or an officer's base salary:

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5x for the CEO and President;
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5x for non-employee directors; and
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3x for all other executive officers.

An individual's cost basis is equal to (1) his or her actual cost, in the case of purchases in the open market, (2) the fair market value of the shares at the date of exercise of stock options or stock appreciation rights, or (3) the fair market value of the shares at the date of vesting of restricted stock, restricted stock units or performance units. Each person's stock ownership requirement will be adjusted annually each January 1 to reflect any changes in his or her retainer or base salary. For the purpose of counting the shares owned, only vested share equivalents under Company-sponsored plans will count as shares owned. Share equivalents will not include any amounts attributable to outstanding unexercised stock options or unvested equity awards.

Individuals have a five-year period to attain his or her stock ownership requirements. At any time at which the individual's stock ownership requirement has not been met, including during the initial five-year period to attain compliance, the individual will be required to retain at least 50% of "Net Shares" received upon vesting of restricted stock, restricted stock units and performance units. "Net Shares" are defined to include shares of common stock that are owned by the individual after shares are used to pay applicable withholding taxes. Subsequent to achieving the initial stock ownership requirement, all directors and executives are required to continuously maintain stock ownership at their specified levels.

If an individual does not meet the applicable ownership requirements, then he or she is subject to certain restrictions upon the vesting of equity awards, and may only dispose of shares for particular reasons set forth in the policy and upon receipt of permission for the transfer by the Corporate Secretary. The policy provides a hardship exemption, for which an individual must submit a request to the Corporate Secretary, who will review the request with the CEO or the chairman of the corporate governance/nominating committee.

Upon our request, and at least annually, individuals subject to the ownership requirements are required to provide a schedule disclosing the number and cost basis of shares owned. The ownership requirements are administered by the Corporate Secretary. The Board may amend the ownership requirements at its sole discretion. Presently all of our directors and our executive officers have attained or exceeded his or her ownership requirements or are in their initial five-year period under this policy.

Hedging Policy

Our directors, executive officers and employees are prohibited from entering into transactions in puts, calls and other derivative securities with respect to our securities on an exchange or in any other organized market as well as short sales of our securities. These types of transactions can hedge against decreases in our stock price and encourage risky behavior. We believe these activities are often perceived as involving insider trading and may focus the holder's attention on our short-term performance rather than our long-term objectives.

Overboarding Policy

Our corporate governance guidelines impose a recommended maximum of three total public company board positions for our Chief Executive Officer and no more than five total public company boards for our other directors. All of our directors are instructed to advise the Chairman of the Corporate Governance/Nominating Committee in advance of accepting an invitation to serve on the board of another public company. Each member of our Board is currently in compliance with our overboarding policy. Our Corporate Governance/Nominating Committee reviews this policy periodically as part of its review of our Corporate Governance Principles.

Sustainability

We are focused on developing our significant natural gas resource base to provide our customers a long-term and affordable energy source through the implementation of sustainable and safe business practices while achieving long-term financial returns for our stockholders. In addition, we are committed to conducting our business in a responsible manner that protects the environment along with the health, safety and security of our employees, contractors and the communities where we operate. In addition to our strong corporate governance, some highlights of our environmental and social initiatives are as follows:

Environmental

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We continued to achieve independent, third-party audited certification of our natural gas operations in 2023 under the MiQ standard for methane emissions. The certification allows us to document to both domestic and international customers that we provide responsibly sourced natural gas.
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Our emissions intensity ranking is one of the lowest in the industry given our natural gas focus.
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Our active leak detection and repair program uses optical gas imaging technology to detect leaks so they are repaired immediately.
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We are engaged with The Environmental Partnership, which is comprised of numerous industry-leading oil and natural gas companies with a common goal of sustainable operations reducing emissions.
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We follow "green completion" practices that have become industry standard in the United States and install pipeline infrastructure ahead of completing our wells which eliminates the need to flare natural gas during initial production.
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We utilize multi-well pad locations and strive to extend the lateral lengths of our wells to minimize our above-ground footprint.

Social

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We seek to attract and maintain a qualified and diverse workforce with our strong non-discrimination and anti-harassment policies.
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Our employee health and safety management system is designed to achieve our goals of operational excellence and maintaining an injury-free workplace. Components include intensive employee training, periodic audits and inspection and scorecards to measure our success.
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We hold our contractors accountable to the highest performance standards for employee safety programs and policies and procedures, including training, and we monitor compliance with a third party management service.

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Our OSHA total recordable incident rate was 0.37 in 2023.

Additional information on our environmental, social and governance initiatives can be found in the "Sustainability" section of our website at www.comstockresources.com.

The Board of Directors and its Committees

Board Responsibilities

The primary responsibility of the Board is to exercise governance over the affairs of the Company and to establish delegations of authority to the Company's management. It is also the Board's responsibility, as a whole and through its committees, to provide oversight, counseling and direction to the Company's management from the perspective of the long-term interests of the Company and its stockholders. The Board's and its committees' responsibilities include: (a) reviewing and approving the Company's major financial objectives and strategic and operating plans and actions; (b) overseeing the conduct of the Company's business to evaluate whether it is being properly managed; (c) regularly evaluating the performance of the CEO and other senior executives; (d) planning for succession with respect to the position of CEO and monitoring management's succession planning for other senior executives; (e) setting the compensation of the Company's executive officers; (f) overseeing the processes for maintaining the Company's integrity with regard to its financial statements and other public disclosures; and (g) overseeing the Company's compliance with laws and ethics as well as the Company's compliance programs and policies.

The Board has instructed the CEO, working with the Company's other executive officers, to manage the Company's business in a manner consistent with all applicable laws and regulations, the Company's standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The CEO and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Our directors monitor the Company's business and affairs through Board and board committee meetings, background and informational materials, presentations provided to them on a regular basis, and meetings with our officers and employees.

Adoption of Written Charters

The Board has in place charters for each of the audit committee, the compensation committee and the corporate governance/nominating committee. A copy of the charter for each committee is available on our website at www.comstockresources.com. The charters of these committees are also available upon written request to our Corporate Secretary.

Board Meetings

Our Board held five meetings during 2023. We have four standing committees: the audit committee, the compensation committee, the corporate governance/nominating committee and the executive committee. During 2023, the audit committee held five meetings, the compensation committee held three meetings and the corporate governance/nominating committee held one meeting. No action was taken by the executive committee in 2023. None of our directors attended fewer than 75% of the Board and their respective committee meetings during 2023. The Company's directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance. All of our non-employee directors participated in the 2023 annual meeting of stockholders.

Board Committees

In addition to the executive committee, the Board has three committees which are each composed entirely of our independent directors. Membership of these committees is as follows:

Audit	Compensation	Corporate Governance/Nominating
Elizabeth B. Davis, Chair	Jim L. Turner, Chair	Morris E. Foster, Chair
Morris E. Foster	Elizabeth B. Davis	Elizabeth B. Davis
Jim L. Turner	Morris E. Foster	Jim L. Turner

Each of these committees operates pursuant to a written charter which can be found in the "Corporate Governance" section of our website at www.comstockresources.com. As stated earlier, documents and information on our website are not incorporated herein by reference. These documents are also available in print from the Corporate Secretary, 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034.

The audit committee reviews and approves our financial statements and earnings releases, oversees the internal audit function and reviews the Company's internal accounting controls. The audit committee oversees the implementation of the Company's compliance policies and programs relating to our financial statements and monitors ongoing compliance matters and concerns. The audit committee also reviews related party transactions. The audit committee has the sole authority to appoint, review and discharge our independent registered public accountants. Dr. Davis, the audit committee's chairperson, is an "audit committee financial expert," as defined by the rules of the SEC. The Report of the Audit Committee begins on page 19 of this proxy statement.

The compensation committee is responsible for overseeing and approving our compensation programs including our non-employee director compensation program. It is also responsible for reviewing and approving the compensation plans and decisions for all executive officers. It also oversees and regularly reviews the compensation program for all our employees and supervises all compensation and benefits policies and plans. The compensation committee frequently meets in executive sessions to discuss and approve compensation plans and decisions. The compensation committee is assisted in these matters by an independent compensation consultant, hired by and operating under the supervision of the committee. A description of the committee's role in determining executive compensation, including the CEO's compensation, and its use of an independent compensation consultant, is contained in "Executive Compensation—Compensation Discussion and Analysis," which appears on pages 21-38 of this proxy statement. A description of the committee's role in determining non-employee director compensation is contained in "Director Compensation," which appears below.

The corporate governance/nominating committee is responsible for developing, overseeing, reviewing and monitoring compliance with the Company's policies, programs and practices relating to corporate governance, including our corporate governance guidelines, and for evaluating and monitoring compliance with our policies, and making recommendations to the Board on various governance issues. The committee is also responsible for reviewing and recommending to the Board director nominees, recommending committee assignments and conducting an annual review of Board and committee effectiveness. The process for evaluating and nominating director nominees is described in "Director Selection Process" on page 8 of this proxy statement.

Director Compensation

The compensation program for members of the Board who are not employed by us or any of our subsidiaries ("non-employee directors") has been developed by the compensation committee after consideration of the recommendations and competitive market data provided by its independent compensation consultant. In setting non-employee director compensation, the compensation committee considers the significant amount of time that our directors spend satisfying their duties to the Company and our stockholders, as well as the skill level required by our directors. Employee directors receive no additional compensation for serving on our Board. During 2023, non-employee directors received an annual retainer of $83,000 and an annual equity grant with a value of $175,000 and the committee chairman received an additional annual retainer of $31,500, $20,750 and $13,750 for the audit, compensation and corporate governance/nominating committees, respectively. The Lead Director also received an additional $37,000 annual retainer in 2023.

The following table sets forth the compensation of our non-employee directors for services during 2023:

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Elizabeth B. Davis	$114,500	$175,000	$289,500
Morris E. Foster	$96,750	$175,000	$271,750
Jim L. Turner	$140,750	$175,000	$315,750
(1)
Represents the grant date fair value of an award of 17,857 restricted shares granted to each non-employee director on June 6, 2023 as determined in accordance with applicable accounting rules. For the assumptions used by the Company to value equity awards granted in 2023, see Note 8 (“Stock-Based Compensation”) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K filed with the SEC on February 16, 2024. These awards will vest on June 5, 2024.
(2)
The aggregate number of outstanding restricted shares held by each non-employee director as of December 31, 2023 is set forth below. No non-employee director held any other equity awards as of that date.

Director	Number of Outstanding and Unvested Restricted Shares as of 12/31/23
Elizabeth B. Davis	17,857
Morris E. Foster	17,857
Jim L. Turner	17,857

PROPOSAL 2	TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2024

Ernst & Young LLP ("EY") has served as the Company's independent registered public accountants since 2003. The audit committee has appointed EY as independent registered public accountants for the Company for 2024, subject to the ratification of such appointment by the stockholders. A vote will be held on a proposal to ratify this appointment at the Annual Meeting. While there is no legal requirement that this proposal be submitted to stockholders, the Board believes that the selection of independent registered public accountants to audit the financial statements of the Company is of sufficient importance to seek stockholder ratification. In the event a majority of the votes cast is not voted in favor of the ratification of the appointment of EY, the audit committee will reconsider the appointment. Even if the selection is ratified, the audit committee, in its discretion, may elect a different independent registered public accounting firm at any time if the audit committee determines that such a change would be in the best interests of the Company and stockholders.

It is expected that representatives of EY will be present at the Annual Meeting and will be available to answer appropriate questions pertaining to the Report of Independent Registered Public Accounting Firm contained in the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. These representatives will have the opportunity to make a statement if they desire.

The fees billed by EY for services rendered for 2023 and 2022 are set out on page 20 of this proxy statement.

The Board recommends that stockholders vote "FOR" the ratification of this appointment.

Audit-Related Matters

Report of the Audit Committee

The audit committee assists the Board in overseeing: (1) the integrity of Comstock's financial statements; (2) Comstock's compliance with legal and regulatory requirements; (3) the independence, qualifications and performance of Comstock's independent registered public accounting firm; (4) Comstock's performance of its internal audit function; (5) Comstock's derivatives and hedging program; and (6) Comstock's natural gas and oil reserves estimation process. The Board has made a determination that all the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board also determined that Dr. Davis, the committee's chairperson, is an "audit committee financial expert," as defined by the rules of the SEC. The audit committee has in place a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. The audit committee has set up a toll free ethics and compliance hotline managed by an independent third party. This hotline is available 24 hours a day, seven days a week, to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Comstock's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and an audit of management's assessment of effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB"). The audit committee recognizes the importance of maintaining the independence of Comstock's independent registered public accounting firm. The audit committee discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, and received from EY the written disclosures and the letter concerning the independent registered public accounting firm's independence required by PCAOB Rule 3526 and the federal securities laws administered by the SEC. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2023. Further, consistent with its oversight role, the audit committee has reviewed the audited financial statements and met with EY with and without management present to discuss the results of their examinations, their evaluations of Comstock's internal controls and the overall quality of the Company's financial reporting.

Based on the review and discussions referred to above, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2023 be included in the Annual Report on Form 10-K for the same fiscal year, for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Comstock and are not experts on auditor independence standards. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Comstock's registered public accounting firm. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Comstock's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that EY is in fact independent.

Submitted by the audit committee of the Board.

Elizabeth B. Davis, Chairman
Morris E. Foster
Jim L. Turner

Audit Committee Financial Expert

Our Board has determined that the chairman of our audit committee, Dr. Davis, meets the qualifications of an "audit committee financial expert" as that term is used in SEC regulations.

Principal Accounting Firm Fees

The following table sets forth the fees billed or to be billed by EY, for services rendered for the years ended December 31, 2023 and 2022:

	2023	2022
Audit fees	$1,417,500	$1,345,000
Audit-related fees	100,000	—
Total	$1,517,500	$1,345,000

No other audit-related fees, fees related to tax services or other fees were billed by EY in 2023 or 2022. The audit committee performs an annual review and approves the scope of services and proposed fees of the Company's principal accounting firm. Any projects not specifically included in this approval will be reviewed and approved in advance by the chairman of the audit committee and will be reviewed by the full audit committee at the next regularly scheduled meeting. The audit committee also considered whether the provision of services, other than audit services, is compatible with maintaining the accounting firm's independence.

Pre-approval Policies and Procedures

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting. All 2023 audit and non-audit services provided by the independent registered public accounting firm were pre-approved by the audit committee.

Executive Compensation

Compensation Committee Report

The compensation committee determines the objectives for Comstock's executive compensation and benefit programs and discharges the responsibilities of the Board relating to the compensation of Comstock's executive officers. The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board and evaluated annually. The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained on pages 21-38 of this proxy statement and, based upon this review and discussion, the committee recommended to the Board, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Submitted by the compensation committee of the Board.

Jim L. Turner, Chairman
Elizabeth B. Davis
Morris E. Foster

Compensation Discussion and Analysis (CD&A)

This CD&A provides a description of the elements and key features of our compensation program, as well as context and rationale for decisions made with respect to the compensation for our Named Executive Officers ("NEOs") for the year ended December 31, 2023, who are identified below:

Name	Principal Position
M. Jay Allison	Chief Executive Officer
Roland O. Burns	President and Chief Financial Officer
Daniel S. Harrison	Chief Operating Officer
Clifford D. Newell	Chief Commercial Officer
Daniel K. Presley	Vice President of Accounting

Our executive compensation programs are intended to align pay outcomes with performance achievements, grow stockholder value, attract and retain executive talent and support our business strategy. We believe that our executive compensation programs as currently designed to align our executives' pay with Company performance, stockholder expectations and prevailing market practices.

2023 Accomplishments

In 2023, we generated $1.6 billion in revenue and reported adjusted net income of $132.7 million. Despite the weak natural gas environment in 2023, we also achieved a 6% return on average equity. Other 2023 accomplishments included:

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Continued success in our active Western Haynesville exploration program in East Texas.
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Added 79,741 net acres to our Western Haynesville play.
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Entered into a midstream partnership to fund the capital costs associated with the build-out of midstream assets in the Western Haynesville.
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Produced 525 Bcfe of natural gas in 2023, an increase of 5% over 2022.
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Drilled 71 (55.5 net to us) successful operated wells which had an average per well initial production rate of 25 MMcf per day;

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Added 571 Bcfe of proved reserves and replaced 109% of our 2023 production;
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Increased the average lateral length for wells drilled in 2023 to almost 10,800 feet;
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Maintained our industry leading low cost structure; and
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Continued achievement of independent, third-party audited certification for our natural gas operations under the MiQ standard for methane emissions, which allows us to document to both domestic and international customers that we provide responsibly sourced natural gas.

Key Compensation Program Features
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Aligns pay and performance, by using an annual incentive bonus plan that is weighted heavily on achieving financial performance goals and by providing a portion of our long term incentive ("LTI") equity awards in performance stock units ("PSUs") based on relative total shareholder return ("TSR") versus our peer group.
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Incentive plan metrics align with our business strategy, which focus on maintaining a healthy balance sheet and efficient operations through return on equity, leverage maintenance, well cost efficiency, full cycle return and reserve replacement in 2023.
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Market competitive, by evaluating executive compensation against a peer group of appropriately sized oil and gas exploration and production companies and by using similar pay practices that directly reflect the practices of this peer group.
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Incorporates stockholder interests, by aligning pay with stockholder value creation, through our LTI program that features Total Shareholder Return as a primary long-term performance metric, maintaining a stock ownership guideline for officers and Board members and by holding discussions with large stockholders to obtain their feedback on our compensation programs and implementing many of their suggestions.
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Employs best practices in corporate governance, by adopting stock ownership guidelines, clawback and anti-hedging policies and eliminating excise and other tax gross ups in our compensation plans.
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Governed by independent directors that are advised by independent consultants.

Compensation Program Objectives

Our compensation committee has responsibility for establishing and administering the compensation objectives, policies and plans for our executive officers. The compensation program and the executive officers' compensation are determined by the compensation committee. The committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our executive officers on several different objectives, which include:

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Providing compensation that is competitive with the compensation of companies that have operations similar to us and are in similar markets for executive talent;
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Encouraging focus on both short-term and long-term performance, promoting stockholder value through strategic business decisions and the achievement of performance objectives;
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Providing performance-based incentive compensation intended to vary with company and individual performance, while appropriately moderating the impact of the cyclical nature of our business; and
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Facilitating ownership of our common stock by our executive officers through equity-based incentives so that management's interests are closely aligned with those of stockholders in terms of both risk and reward.

Our compensation committee held three meetings during 2023 and it has met two times to date in 2024.

Advisory Vote on Executive Compensation

At the Company's 2023 Annual Meeting of Stockholders, 99% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for that meeting. The next advisory stockholder voted on executive compensation is scheduled to be held at the 2026 Annual Meeting of Stockholders.

Compensation Components

The purpose and key features of each component of our executive compensation program are summarized below:

Component	Objective	Key Features
Base Salary	Reflects each executive's level of responsibility, leadership, tenure, and contribution to the achievement of the Company's business objectives and is designed to be competitive with our peer group.	Fixed compensation that is reviewed annually and adjusted as appropriate.

Annual Incentive Award	Measures and rewards achievement of short-term performance goals that apply to the annual business plan.	Performance-based cash incentives are based on the achievement of performance goals.

Restricted Stock Awards

Motivates our executive officers to achieve our business objectives by tying incentives to the performance of our common stock over the long term; motivates our executive officers to remain with the Company over the vesting period.

Restricted stock awards which vest over three years under which the ultimate value realized varies with our common stock price.

Performance-based Restricted Stock Unit Awards

Aligns the long-term interests of our executive officers with our stockholders by determining the number of shares earned for each three-year performance period based on our TSR relative to a peer group selected by the compensation committee.

The ultimate number of units earned is based on the achievement of our TSR relative to the peer group.

Deferred Compensation Plan	Provides retirement savings and life insurance protection for our executive officers.	The Company's contributions each year equal 5% of each executive's salary and prior year's bonus, used to purchase life insurance coverage.

Employment Agreements	Provide industry appropriate post-termination compensation in certain circumstances to our CEO and President.

Severance benefits related to a change in control require that the executive's employment has been involuntarily or constructively terminated ("double trigger"). There are no golden parachute excise tax or other tax "gross-ups".

Other Benefits	401(k) Plan participation and employee welfare plan programs designed to be competitive in recruiting and retaining employees.	Our executive officers participate in the retirement and welfare plan programs on the same terms as all other employees.

The compensation committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to the executive officers.

Roles and Responsibilities

In 2023, the compensation committee and the Board made all compensation decisions for our executive officers including the CEO. The committee retained Meridian Compensation Partners, LLC ("Meridian") to review our compensation program including peer company analysis to assess the competitiveness of our compensation levels, design, practices and processes. Meridian is an independent compensation consulting firm and does not provide any other services outside of matters pertaining to executive and director compensation and related corporate governance matters.

Meridian reports directly to the compensation committee, which is the sole party responsible for determining the scope of services performed, the directions given regarding the performance of those services, and the approval of the payment of invoices for those services.

The compensation committee has the sole authority to retain or terminate its compensation consultant. The compensation consultant's role with the Company is limited to executive compensation matters and no such services are performed unless at the direction of and with the approval of the committee. In connection with its engagement of Meridian, the committee considered various factors bearing on Meridian's independence, including the amount of fees paid by the Company in 2023 and the percentage of total revenues they represented; Meridian's policies and procedures for preventing conflicts of interest and compliance therewith; any personal and business relationship of any of Meridian's personnel with any of our compensation committee members or executive officers; and Meridian's policies prohibiting stock ownership by its personnel engaged in any Company matter and the compliance therewith. After reviewing these factors, the compensation committee determined that Meridian is independent and that its engagement did not present any conflict of interest.

Determining Market Compensation

Compensation Peer Group

The compensation committee assessed the market competitiveness of the compensation of our NEOs against our compensation peer group. To supplement this assessment, the compensation committee also evaluated our executive officers' compensation against competitive market data derived from the 2023 North America Oil and Gas Exploration & Production Compensation Survey, administered by Meridian. In using this survey data, the compensation committee does not focus on any particular companies in the survey (other than the peer companies listed below).

The compensation committee reviews market data for each element of compensation, as well as information regarding the incentive plan designs and pay practices among a selected peer group of companies. In general, the compensation committee uses this data as background information for its compensation decisions and does not "benchmark" compensation at any particular level relative to the peer companies.

Selection criteria utilized to evaluate the companies selected for the peer group include: scope of operations; financial and operational metrics; and the availability of market compensation data. The compensation committee reviews the composition of the peer group annually and may consider modifications resulting from business combinations, changes in our strategy, asset sales or other types of transactions that cause peer companies to no longer exist or to no longer be comparable. Based on the foregoing criteria, the compensation committee approved the following compensation peer group for 2023:

Antero Resources Corporation	EQT Corporation	Range Resources Corporation
Callon Petroleum Company	Gulfport Energy Corporation	SM Energy Company
Chesapeake Energy Corporation	Matador Resources Company	Southwestern Energy Company
CNX Resources Corporation	PDC Energy, Inc.	Chord Energy Corporation
Coterra Energy Inc.

Determination of Base Salaries

Base salary provides a fixed element of compensation periodically paid to our NEOs, which is generally reviewed annually by the compensation committee. In setting base salary, the compensation committee takes into account the following factors: competitive market data, the NEO's responsibilities, experience, performance, initiative, contributions to our overall performance, managerial ability and handling of special projects. The compensation committee approved the following annual base salaries for 2023 for the NEOs:

Executive	2023	2022	% Increase
M. Jay Allison, Chief Executive Officer	$880,000	$880,000	0%
Roland O. Burns, President and Chief Financial Officer	$600,000	$600,000	0%
Daniel S. Harrison, Chief Operating Officer	$500,000	$483,000	4%
Clifford D. Newell, Chief Commercial Officer	$360,000	$350,000	3%
Daniel K. Presley, Vice President of Accounting	$310,000	$300,000	3%

Determination of Annual Incentives

Annual cash bonuses are designed to promote achievement of our business objectives of increasing stockholder value based on the achievement of financial, strategic and operational objectives during the fiscal year. Our executive officers, including the NEOs, participate in our annual incentive plan.

Under the annual incentive plan, each NEO is provided an annual target bonus opportunity expressed as a percentage of their base salary, taking into account the position and scope of responsibilities of each executive as well as market compensation data. The compensation committee reviewed the bonus target percentages and values for each of the executives and kept them consistent with the prior year. Accordingly, the compensation committee approved the following annual target bonus opportunities for 2023 for the NEOs:

Executive	Threshold (50% of Target)	Target	Maximum (200% of Target)
	(Percentage of Annual Base Salary)
M. Jay Allison, Chief Executive Officer	60%	120%	240%
Roland O. Burns, President and Chief Financial Officer	50%	100%	200%
Daniel S. Harrison, Chief Operating Officer	45%	90%	180%
Clifford D. Newell, Chief Commercial Officer	35%	70%	140%
Daniel K. Presley, Vice President of Accounting	35%	70%	140%

Each NEO had the opportunity to earn cash bonus awards within a range of 0% to a maximum of 200% of the NEO's target bonus opportunity, based on the Company's performance relative to predetermined performance measures and goal levels.

For 2023, performance measures, weighting of each performance measure and goal levels were as follows:

	Weighting	Threshold	Target	Maximum
Return on Average Equity	15%	5%	10%	15%
EBITDAX	15%	> $800 million	> $1 billion	> $1.2 billion
Leverage Maintenance	15%	> 2.7x	> 2.4x	> 2.1x
Well Cost Efficiency (per completed lateral foot)	10%	< $1,675	< $1,575	< $1,375
Full Cycle Return (EBITDAX margin per Mcfe / finding costs per Mcfe)	15%	1.5x	2x	2.5x
Reserve Replacement % (reserves added / production)	15%	75%	110%	180%
Other Key Objectives	15%
* TSR Relative to Peer Group
* Environmental Initiatives
* Risk Management
* Safety Record
* Execution of Strategic Plan

The determination of each NEO's 2023 cash bonus payout for each performance measure was based on the following formula:

Annual Target Bonus Amount	X	Percent of Target Earned By Performance Measure	X	Performance Measure Weight	=	Cash Bonus Earned
(% of Base Salary)		(0 - 200%)		(10% or 15%)		(Capped at 200% of Target)

For each metric, performance at the threshold level results in a 50% payout, performance at the target level results in a 100% payout, and performance at or above the maximum level results in a 200% payout. For performance between the threshold, target and maximum goal levels, the percentage of target bonus earned was determined using straight-line interpolation. If achieved performance for a performance measure was below the threshold goal level, no cash bonus was earned for that performance measure.

The Company's achievement of the defined performance goals in 2023 was as follows:

	Achievement	% of Target Earned
Return on Average Equity	6%	57%
EBITDAX (1)	$928 million	82%
Leverage Maintenance	2.9x	0%
Well Cost Efficiency (per completed lateral foot)	$1,543	116%
Full Cycle Return	0.6x	0%
Reserve Replacement (reserves added / production)	109%	99%
Other Key Objectives	4 of the 5	100%
	objectives were achieved
(1)
We define EBITDAX as net income before interest, income taxes and certain non-cash items, including depreciation, depletion and amortization expense, exploration expense and unrealized gains or losses from derivative financial instruments. The following table presents our reconciliation of EBITDAX to the GAAP financial measure of net income:

Year Ended December 31, 2023
(in thousands)
Net income	$211,894
Interest expense	169,018
Income taxes	35,095
Depreciation, depletion, and amortization	607,908
Exploration	1,775
Unrealized gain from derivative financial instruments	(107,311)
Stock-based compensation	9,867
Gain on sale of assets	(125)
EBITDAX	$928,121

The compensation committee evaluated the achievement of other key objectives for plan year 2023 as listed in the table above. Execution of the strategic plan, strong risk management, a continued record of safety and low greenhouse gas emissions were the major factors that drove the compensation committee's determination. Based on the achievement relative to the performance measures and goals set for 2023, the NEOs earned payouts of 62% of their target bonus opportunity.

Determination of Long-term Incentive Awards

Each year, we grant LTI awards to our NEOs to align the interests of our NEOs with the interests of our stockholders, provide competitive total compensation opportunities and support the attraction and retention of key talent. Long-term incentive awards are governed under the terms of the Company's 2019 Long-term Incentive Plan (the "2019 Plan"). The compensation committee approved NEOs' 2023 target LTI award values taking into account market competitive data, individual performance and the roles and responsibilities of each NEO.

2023 Restricted Stock Awards. In 2023, the committee approved grants of restricted shares for the NEOs as follows:

Executive	Restricted Stock Awards
	(Shares)	(Grant Date Fair Value)
M. Jay Allison, Chief Executive Officer	273,537	$2,680,663
Roland O. Burns, President and Chief Financial Officer	186,052	$1,823,310
Daniel S. Harrison, Chief Operating Officer	51,020	$499,996
Clifford D. Newell, Chief Commercial Officer	20,204	$197,999
Daniel K. Presley, Vice President of Accounting	13,444	$131,751

Each of these grants vests ratably over a three year period, provided that the NEO is employed through each vesting date. Upon each vesting date, one-third of the NEO's restricted stock award will become free of any restrictions. Generally, if a NEO should terminate employment prior to a vesting date, any remaining unvested restricted shares would be forfeited.

2023 PSUs. In 2023, the committee approved a grant of PSUs for the NEOs as follows:

Executive	PSU Awards
	(Units)	(Grant Date Fair Value)
M. Jay Allison, Chief Executive Officer	134,694	$1,837,226
Roland O. Burns, President and Chief Financial Officer	91,837	$1,252,657
Daniel S. Harrison, Chief Operating Officer	51,020	$695,913
Clifford D. Newell, Chief Commercial Officer	20,204	$275,583
Daniel K. Presley, Vice President of Accounting	13,444	$183,376

The number of PSUs earned is based on the Company's TSR relative to a peer group over a three year performance period that began June 6, 2023 and will end June 5, 2026 as shown in the table below:

Level of Performance	Relative TSR Performance Over Specified Performance Period	# of Earned PSUs
Maximum	90th Percentile of Peer Group	200% of Target
Target	50th Percentile of Peer Group	100% of Target
Threshold	20th Percentile of Peer Group	50% of Target
Below Threshold	Below 20th Percentile of Peer Group	0% of Target

The committee approved the following natural gas producer peer and index group to measure the Company's TSR performance:

Antero Resources Corporation	EQT Corporation	Silverbow Resources, Inc.
Chesapeake Energy Corporation	Range Resources Corporation	Southwestern Energy Company
CNX Resources Corporation	SPDR S&P Oil and Gas
Coterra Energy, Inc.	Exploration & Production ETF

For performance that falls between threshold and target or between target and maximum, the number of PSUs earned is determined through interpolation. In the event that TSR is negative, the percentage of the target number of PSUs earned is limited to 100% of the target award. If performance is below the threshold level, no PSUs will be earned. The number of PSUs earned at the end of a performance period will be settled in a like number of shares of our common stock.

Generally, an NEO also must remain employed with us through the end of the performance period for any PSUs to be earned so that the PSUs provide an additional retention incentive as well as an incentive to create value for our stockholders.

Payout of 2020 PSUs. In 2020, the compensation committee awarded PSUs to each 2020 NEO that would be earned based on the Company's relative TSR over a three-year performance period that ended during 2023. These PSUs vested at 125% of target due to the Company's TSR of 84%, which placed it in the 60th percentile of the peer group used to measure TSR performance during the performance period for the awards. The peer group and other terms of these awards are disclosed in the Company's proxy statement filed in 2021.

Deferred Compensation Plan

We cover each of our NEOs under a deferred compensation plan which is funded through life insurance. The purpose of this plan is to provide each NEO additional savings for their retirement as well as additional life insurance protection. Under this plan, we contribute an amount equal to five percent of each NEO's annual cash compensation to pay premiums on a variable universal life insurance policy. Each NEO directs the investment of the policy's cash value among a selection of mutual funds offered by the life insurance carrier.

During employment, each NEO may designate a beneficiary to receive payment of the death benefit under the variable life insurance policy (reduced by the amount of the premiums paid into the plan, which are repaid to us), but has no other rights of ownership in the policy. Upon an NEO's termination of employment, the policy will be transferred to the NEO. In 2023, we paid premiums of $341,401 on the variable life insurance policies for our NEOs.

Other Benefits

Our executive officers receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees over 21 years of age. We have no defined benefit retirement plans for any of our employees. As noted in the Summary Compensation Table below, we also make our corporate aircraft available to certain executive officers for personal use.

We also have employment agreements with our CEO and our President that provide for these executives to receive certain prescribed benefits based upon an involuntary termination of their employment (with enhanced severance if such termination occurs in connection with a change in control). The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The compensation committee believes that providing change in control benefits to senior executives allows them to evaluate objectively whether a potential change in control transaction is in the best interest of our stockholders, without having to be concerned regarding their future employment. It allows them to focus on the negotiations during such a transaction when we would require thoughtful leadership to ensure a successful outcome.

Other Compensation Matters

Stock Ownership

We have robust stock ownership requirements for our Board and executive officers. See page 13 for a description of our policies.

Limitation on Income Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code, as modified by the Tax Cuts and Jobs Act, generally limits the corporate income tax deduction for compensation paid to any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers (other than the chief executive officer and chief financial officer) for the taxable year. These five individuals are considered "covered employees". Once an individual becomes a covered employee for any taxable year, that individual will remain a covered employee for all future years. All compensation paid to a covered employee in excess of $1 million is nondeductible, including post-termination and post-death payments, severance, deferred compensation and payments from nonqualified plans.

Compensation Risk Assessment

The compensation committee reviewed the possible relationship between risk and our incentive compensation program for all employees. The compensation committee believes that our compensation policies and practices do not encourage excessive risk and are not reasonably likely to have a material adverse effect on the Company. The following design elements of our incentive compensation program are intended to mitigate excessive risk taking: (1) basing cash bonuses on the achievement of objective performance metrics that link directly into our business plan, (2) linking a significant portion of NEO total compensation to changes in our share price, which helps to align the interests of the NEOs with that of our stockholders, (3) basing PSU payouts on the Company TSR relative to a peer group, (4) striking an appropriate balance between short-term and long-term incentives to ensure that our NEOs maintain a balanced focus on both short-term financial objectives and long-term share shareholder value creation, (5) the vesting of restricted stock awards annually over three years, (6) stock ownership and retention requirements for our NEOs, (7) having maximum payout caps on incentive compensation and (8) having a clawback policy.

Clawback Provisions

In accordance with SEC and NYSE requirements, the compensation committee has adopted an Executive Compensation Clawback Policy (the "Clawback Policy"), which provides that in the event we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under federal securities laws and unless an exception applies, the Company will seek to recover incentive-based compensation awarded to current or former executives of the Company, including NEOs ("Covered Employees") based on the Company's attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

The Company also has a right of recoupment in the event of a Covered Employee's misconduct. "Misconduct" is defined in the Clawback Policy as including, but not limited to, a material breach of the Covered Employee's employment agreement; gross negligence or willful misconduct in the performance of the Covered Employee's duties; and breach of any fiduciary duty owed to the Company, including, without limitation, engaging in competitive acts while employed by the Company. In the event of a Covered Employee's misconduct, the Clawback Policy provides the Company with the right to recoup stock-based and other incentive compensation or severance compensation that the Covered Employee was awarded and paid within a specified time period and cause the forfeiture of such Covered Employee's outstanding incentive awards or severance compensation that has not yet become due or payable.

Summary Compensation Table

The following table reflects the elements of compensation earned by, or awarded to, our NEOs under our executive compensation programs for the applicable year.

Salary: Values shown represent the base salary earnings of the NEOs.

Stock Awards: This column represents the grant date fair value of grants of restricted stock and PSUs. The Company did not grant stock options to the NEOs during any of the years covered by the table, and no NEO holds any outstanding stock options.

Non-Equity Incentive Plan Compensation: This column represents the cash bonus earned under the Company's Annual Incentive Plan.

Bonus: Values reflect the discretionary cash bonus earned by the NEO.

Non-Qualified Deferred Compensation Earnings: This column reflects "above market" earnings on non-qualified deferred compensation plans. This is the difference between (i) actual earnings on the cash surrender values of universal life insurance policies owned by us insuring each executive under our Executive Life Insurance Plan, and (ii) market interest rates, as determined pursuant to the SEC's rules.

All Other Compensation: This column represents the value of the additional benefits provided by us that include the employer match under our 401(k) plan, life insurance premiums paid by us for the benefit of certain executive officers and incremental costs incurred by the Company for personal use of our corporate aircraft by certain executives.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
M. Jay Allison	2023	$880,000	$2,900,000	$4,517,889	$654,720	$646,634	$316,901	$9,916,144
Chief Executive Officer	2022	$880,000	$2,900,000	$5,912,168	$1,900,800	—	$266,605	$11,859,573
	2021	$840,000	$5,500,000	—	$1,612,800	$714,975	$288,155	$8,955,930
Roland O. Burns	2023	$600,000	$1,144,000	$3,075,966	$372,000	$411,349	$171,011	$5,774,326
President and Chief	2022	$600,000	$1,144,000	$4,288,266	$1,080,000	—	$118,031	$7,230,297
Financial Officer	2021	$570,000	$2,944,000	—	$984,960	$451,983	$143,979	$5,094,922
Daniel S. Harrison	2023	$500,000	—	$1,195,909	$279,000	$15,290	$23,124	$2,013,323
Chief Operating Officer	2022	$483,000	—	$1,209,225	$782,460	—	$21,195	$2,495,880
	2021	$460,000	—	$1,110,842	$706,560	$16,633	$19,954	$2,313,989
Clifford D. Newell(5)	2023	$360,000	—	$473,582	$156,240	$103	$20,289	$1,010,214
Chief Commercial	2022	—	—	—	—	—	—	—
Officer	2021	—	—	—	—	—	—	—
Daniel K. Presley	2023	$310,000	—	$315,127	$134,540	$147,522	$22,387	$929,576
Vice President of	2022	$300,000	—	$319,210	$378,000	—	$20,306	$1,017,516
Accounting	2021	$285,000	—	$292,507	$328,320	$91,617	$20,324	$1,017,768

(1)
Includes a $2,600,000 and $1,800,000 cash bonus in lieu of LTI awards for Mr. Allison and Mr. Burns in 2021, respectively, and payment of a retention bonus of $2,900,000 for Mr. Allison and $1,144,000 for Mr. Burns each year resulting from a 2018 change in control of the Company. The final payment under these retention bonus arrangements was made in August 2023.
(2)
The amounts in this column represent the aggregate grant date fair value of restricted stock grants and PSUs during the applicable fiscal year as determined in accordance with applicable accounting rules. The Company's PSUs are valued using the Geometric Brownian Motion model as of the grant date assuming a target number of shares would be payable as this is deemed to be the "probable" payout at the time of grant consistent with the estimate of compensation cost to be recognized over the service period. Actual payouts with respect to PSUs can range from zero to two times the target number of PSUs awarded based on the relative ranking of the Company's TSR in comparison to the peer group over the applicable three-year performance period. If the Company's relative TSR performance is below the threshold performance, no shares will be paid. If the Company's performance places it first among its peers, a maximum of two times the target number of shares will be paid. The grant date fair value of the maximum number of shares for each of the NEOs pursuant to performance units granted in 2023 would be as follows: Mr. Allison, $3,674,452; Mr. Burns, $2,505,313; Mr. Harrison, $1,391,826; Mr. Newell, $551,165; and Mr. Presley, $366,752. For the assumptions used by the Company to value equity awards granted in 2023, see Note 8 (“Stock-Based Compensation”) to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K filed with the SEC on February 16, 2024 (and for awards granted in prior years, the corresponding note in the Company's Annual Report on Form 10-K for that fiscal year).
(3)
Excludes losses from the Company's deferred compensation plans in 2022 as follows: Mr. Allison $1,272,078; Mr. Burns $758,682; Mr. Harrison $37,630; and Mr. Presley $320,558. Amounts for 2023 and 2021 reflect above-market aggregate earnings. See the "Non-qualified Deferred Compensation table" below.
(4)
All other compensation for 2023 is detailed in the following table:

Name	Personal Aircraft Use	401(k) Matching Contributions	Life Insurance Benefits	Total
M. Jay Allison	$161,716	$19,800	$135,385	$316,901
Roland O. Burns	$107,314	$19,800	$43,897	$171,011
Daniel S. Harrison	—	$19,800	$3,324	$23,124
Clifford D. Newell	—	$19,800	$489	$20,289
Daniel K. Presley	—	$19,800	$2,587	$22,387
(5)
Mr. Newell joined the Company on December 5, 2022 and became a NEO in 2023.

Grants of Plan-Based Awards in 2023

In 2023, the compensation committee made the following awards under the Annual Incentive Plan to the NEOs:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name and Principal Position	Threshold	Target	Maximum
M. Jay Allison, Chief Executive Officer	$528,000	$1,056,000	$2,112,000
Roland O. Burns, President and Chief Financial Officer	$300,000	$600,000	$1,200,000
Daniel S. Harrison, Chief Operating Officer	$225,000	$450,000	$900,000
Clifford D. Newell, Chief Commercial Officer	$126,000	$252,000	$504,000
Daniel K. Presley, Vice President of Accounting	$108,500	$217,000	$434,000

The threshold, target and maximum amounts represent the potential amount payable under the annual incentive plan based upon achievement of the performance goals established for 2023.

On June 6, 2023, the compensation committee also made the following equity-based awards under the 2019 Plan to the NEOs:

	Restricted Stock Awards	Grant Date
Name and Principal Position	Number of Shares of Stock(1)	Fair Value of Stock Awards(2)
M. Jay Allison, Chief Executive Officer	273,537	$2,680,663
Roland O. Burns, President and Chief Financial Officer	186,052	$1,823,310
Daniel S. Harrison, Chief Operating Officer	51,020	$499,996
Clifford D. Newell, Chief Commercial Officer	20,204	$197,999
Daniel K. Presley, Vice President of Accounting	13,444	$131,751
(1)
The restricted stock awards granted on June 6, 2023 vest one-third on each of June 5, 2024, 2025 and 2026.
(2)
The grant date fair value of restricted stock awards was based upon the closing price for the Company's stock.

	Estimated Future Payouts Under Equity Incentive Plan Awards (Units)(1)			Grant Date Fair Value of Stock
Name and Principal Position	Threshold	Target	Maximum	Awards(2)
M. Jay Allison, Chief Executive Officer	67,347	134,694	269,388	$1,837,226
Roland O. Burns, President and Chief Financial Officer	45,919	91,837	183,674	$1,252,657
Daniel S. Harrison, Chief Operating Officer	25,510	51,020	102,040	$695,913
Clifford D. Newell, Chief Commercial Officer	10,102	20,204	40,408	$275,583
Daniel K. Presley, Vice President of Accounting	6,722	13,444	26,888	$183,376
(1)
This amount represents PSUs granted under the 2019 Plan. PSUs represent the right to receive, upon settlement of the PSUs after the completion of a vesting period, a number of shares of our common stock that may be from zero to two times the number of PSUs granted on the award date, depending on the extent to which our performance criteria have been achieved. The performance criteria for the PSUs are based on the relative ranking of our TSR and the TSR of certain peer companies over a three-year period.
(2)
The grant date fair value of PSUs was determined based on a Geometric Brownian Motion model. See Note (1) to the Summary Compensation Table above for more information.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth certain information with respect to the value of outstanding equity awards held by our NEOs at December 31, 2023. There were no stock option awards outstanding.

		Stock Awards
Name and Principal Position	Year Granted	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)	Number of Equity Incentive Awards That Have Not Vested		Market Value of Equity Incentive Awards That Have Not Vested (1)
M. Jay Allison	2022	144,943	(2)	$1,282,746	39,286	(3)	$347,681
Chief Executive Officer	2023	273,537	(4)	$2,420,802	67,347	(5)	$596,021
Roland O. Burns	2022	98,524	(2)	$871,937	26,786	(3)	$237,056
President and Chief Financial Officer	2023	186,052	(4)	$1,646,560	45,919	(5)	$406,383
Daniel S. Harrison	2021	25,344	(6)	$224,294	76,033	(7)	$672,892
Chief Operating Officer	2022	19,167	(2)	$169,628	14,375	(3)	$127,219
	2023	51,020	(4)	$451,527	25,510	(5)	$225,764
Clifford D. Newell	2022	9,409	(2)	$83,270	4,705	(3)	$41,639
Chief Commercial Officer	2023	20,204	(4)	$178,805	10,102	(5)	$89,403
Daniel K. Presley	2021	6,674	(6)	$59,065	20,021	(7)	$177,186
Vice President of Accounting	2022	5,061	(2)	$44,790	3,795	(3)	$33,586
	2023	13,444	(4)	$118,979	6,722	(5)	$59,490
(1)
Market value was based on the closing price for our common stock on the last trading day of 2023 of $8.85 per share.
(2)
This restricted stock award vests in equal parts on June 13, 2024 and 2025.
(3)
This PSU award has a three-year performance period ending on June 16, 2025 which requires the NEO to remain employed during the performance period. The number of PSU awards presented are based on the achievement of relative TSR performance at the 20th percentile compared to the peer group during the performance period with 50% of target PSUs vesting.
(4)
This restricted stock award vests one-third on each of June 5, 2024, 2025 and 2026.
(5)
This PSU award has a three-year performance period ending on June 5, 2026 which requires the NEO to remain employed during the performance period. The number of PSU awards presented are based on the achievement of relative TSR performance at the 20th percentile compared to the peer group during the performance period with 50% of target PSUs vesting.
(6)
This restricted stock award vests in full on June 7, 2024.
(7)
This PSU award has a three-year performance period ending on June 7, 2024 which requires the NEO to remain employed during the performance period. The number of PSU awards presented are based on the achievement of relative TSR performance at the 50th percentile compared to the peer group during the performance period with 100% of target PSUs vesting.

Stock Vested

The following table sets forth certain information with respect to the value of restricted stock and PSUs which vested during the year ended December 31, 2023.

	Restricted Stock		Performance Share Units
Name and Principal Position	Number of Shares Acquired on Vesting	Value Realized on Vesting	Number of Shares Acquired on Vesting	Value Realized on Vesting
M. Jay Allison, Chief Executive Officer	72,471	$737,755	—	—
Roland O. Burns, President and Chief Financial Officer	49,262	$501,487	—	—
Daniel S. Harrison, Chief Operating Officer	63,430	$635,870	110,322	$1,072,465
Clifford D. Newell, Chief Commercial Officer	—	—	—	—
Daniel K. Presley, Vice President of Accounting	16,710	$167,514	29,048	$282,381

Non-qualified Deferred Compensation

Under our Executive Life Insurance Plan, we contribute annually five percent of each executive's annual cash compensation to purchase a variable universal life insurance policy on their life. During employment, executives may designate a beneficiary to receive payment of the death benefit (reduced by the amount of the premiums paid by us, which are repaid to us), but has no other rights of ownership in the policy. Upon their having attained four years of service and electing retirement, or upon a change in control, the policy is transferred to them. No withdrawals or distributions were made during 2023. The following table sets forth certain information with respect to the non-qualified deferred compensation of the NEOs in 2023:

Name and Principal Position	2023 Company Contributions(1)	Aggregate Earnings(2)	Aggregate Balance at End of Year
M. Jay Allison, Chief Executive Officer	$139,040	$976,334	$5,531,867
Roland O. Burns, President and Chief Financial Officer	$84,000	$600,173	$3,168,188
Daniel S. Harrison, Chief Operating Officer	$64,123	$31,582	$273,348
Clifford D. Newell, Chief Commercial Officer	$19,838	$794	$11,579
Daniel K. Presley, Vice President of Accounting	$34,400	$203,450	$938,392
(1)
Company contributions have not been included in the Summary Compensation Table.
(2)
Above market portion of the aggregate earnings has been included in the Summary Compensation Table in each year.

Potential Payments upon Termination or Change in Control

Employment Agreements

We have employment agreements with our CEO and President. The employment agreements provide that these executives will maintain the confidentiality of our confidential and proprietary information for as long as the information is not publicly disclosed. These agreements include separate provisions wherein our CEO and President will receive certain prescribed benefits based upon changes in their employment status or in the event of a change in control as described below. In 2018, the employment agreements for our CEO and our President were amended to provide for up to five annual retention bonus payments through August 2023 if the executive remains employed on the specific retention vesting dates beginning on August 14, 2019. The retention payments are being made in lieu of a change of control payment that was otherwise due on August 14, 2018. The compensation committee believes that it is in our best interests as well as the best interests of our stockholders to offer such benefits to these executive officers. We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to senior executives. The compensation committee believes that providing change in control benefits to senior executives allows them to evaluate objectively whether a potential change in control transaction is in the best interest of our stockholders, without having to be concerned regarding their future employment. It allows them to focus on the negotiations during such a transaction when we would require thoughtful leadership to ensure a successful outcome.

A "change in control" is defined to include a variety of events, including significant changes in stock ownership, changes in our Board, certain mergers and consolidations, and the sale or disposition of all or substantially all of our consolidated assets.

Potential Payments Upon Termination

Under the employment agreements for the CEO and President, as amended and restated effective September 7, 2018, we are required to provide compensation to these officers in the event we terminate the executive's employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to be based at another location. The agreements provide for the payment of severance benefits if the executive's employment is terminated by us without cause or by the executive for good reason (other than within twenty-four months following a change in control) in an amount equal to 150% of the sum of his then current salary and target bonus, plus a payment equal to the cost of continued medical benefits for eighteen months. If the executive dies, the agreements provide for payment of six months of annualized total compensation (current base salary and target bonus) to the executive's estate. In each case, the executive (or the executive's estate) would also be entitled to a pro-rated bonus for the year in which the termination occurs.

If there is a change in control and, within twenty-four months thereafter, the executive's employment is terminated by us without cause or the executive terminates his employment for good reason, the severance benefit payable to the executive is 299% of the sum of his base salary and target bonus plus a payment equal to the cost of continued medical benefits for eighteen months (and a pro-rated bonus for the year of termination).

If the executive's employment is terminated by us without cause or the executive terminates his employment for good reason or a change in control occurs on or after the initial retention vesting date, then any unpaid portion of the retention bonuses will immediately vest and be paid in a lump sum. Any other severance benefits payable under the employment agreements will be offset and reduced by any unpaid retention bonus that vests and becomes payable pursuant to this provision.

The NEOs hold outstanding equity awards granted under our 2019 Plan. Unless otherwise provided in the award agreement, awards granted under the 2019 Plan that are outstanding at the time of a change in control will fully vest if either (i) the award is not assumed by the acquiring or successor entity or (ii) the holder's employment is terminated by the Company without cause or by the holder for good reason (as such terms are defined in the award agreement) following the change in control.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the NEO's employment had terminated in the circumstances described above on December 31, 2023, based on, where applicable, our closing stock price on that date. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Termination With Good Reason

Name and Principal Position	Cash Severance(1)	Continuation of Health Benefits(2)	Total
M. Jay Allison, Chief Executive Officer	$2,904,000	$33,599	$2,937,599
Roland O. Burns, President and Chief Financial Officer	$1,800,000	$33,599	$1,833,599
Daniel S. Harrison, Chief Operating Officer	—	—	—
Clifford D. Newell, Chief Commercial Officer	—	—	—
Daniel K. Presley, Vice President of Accounting	—	—	—
(1)
Amount is equal to 150% of the annual salary and target bonus.
(2)
Amount equal to the cost of continued medical and dental coverage for 18 months for Messrs. Allison and Burns.

Involuntary Termination Following a Change in Control

Name and Principal Position	Cash Severance(1)	Continuation of Health Benefits(2)	Value of Unvested Stock Awards(3)	Total
M. Jay Allison, Chief Executive Officer	$5,788,640	$33,599	$7,478,339	$13,300,578
Roland O. Burns, President and Chief Financial Officer	$3,588,000	$33,599	$5,092,219	$8,713,818
Daniel S. Harrison, Chief Operating Officer	—	—	$3,603,163	$3,603,163
Clifford D. Newell, Chief Commercial Officer	—	—	$786,225	$786,225
Daniel K. Presley, Vice President of Accounting	—	—	$949,490	$949,490
(1)
For Mr. Allison and Mr. Burns, this amount is equal to 299% of their annual base salary and target bonus.
(2)
Amount equal to the cost of continued medical and dental coverage for 18 months for Messrs. Allison and Burns.
(3)
The value of the stock awards is based on our December 31, 2023 closing stock price of $8.85 per share and the number of shares or units that would have accelerated upon the termination; the value of outstanding and unvested PSU awards is determined assuming achievement of maximum award performance. As noted above, such accelerated vesting may also occur upon a change in control if the award is not assumed by the acquiring successor entity.

Ratio of Annual Compensation for the CEO to our Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the 2023 total compensation of our Chairman and CEO, Mr. Allison, and the median of the 2023 total compensation of our employees (excluding the Chairman and CEO).

For 2023, our last completed fiscal year:

•
The annual total compensation of our Chairman and CEO was $9,916,144; and
•
The median of the annual total compensation of our employees (excluding our Chairman and CEO) was $141,828.

Based on this information, for 2023, we estimate the ratio of the annual total compensation of our Chairman and CEO to the median of the annual total compensation of all employees to be 70:1.

We identified our median employee and determined the pay ratio using the methodology and the material assumptions, adjustments, and estimates described below.

•
We determined that, as of December 31, 2023, our employee population of full-time, part-time and temporary employees consisted of 251 individuals working at our parent company and all consolidated subsidiaries.
•
To identify the "median employee" from our employee population, we first determined the amount of each employee's "taxable earnings" for the period January 1, 2023 through December 31, 2023.
•
We then identified our median employee from our employee population by arraying and sorting the employees by the foregoing earnings measure and choosing the employee ranked in the middle of the population.
•
The annual total compensation for our Chairman and CEO represents the amount reported for our Chairman and CEO in the "Total" column of our 2023 Summary Compensation Table included on page 30 of this Proxy Statement.
•
The annual total compensation of our median employee was calculated based on the same methodology used to determine our named executive officers' compensation disclosed in our 2023 Summary Compensation Table.

We believe the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance

As discussed in the CD&A above, our executive compensation programs are intended to align pay and performance by using an annual incentive bonus plan that is weighted heavily on achieving financial performance goals. The following table sets forth additional information concerning the compensation of our Principal Executive Officer ("PEO") and other NEOs ("Non-PEO NEOs") for each of the fiscal years ending December 31, 2023, 2022, 2021 and 2020 in accordance with SEC regulations.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss)	Return on Average Equity(5)
							(in thousands)
2023	$9,916,144	$9,591,459	$2,431,860	$2,061,321	$113.40	$159.64	$211,894	6%
2022	$11,859,573	$14,726,348	$2,570,956	$4,378,002	$167.72	$154.15	$1,124,868	62%
2021	$8,955,930	$9,391,041	$2,499,800	$2,931,627	$98.30	$106.04	$(259,225)	27%
2020	$5,327,544	$1,109,834	$1,698,645	$303,066	$53.10	$63.60	$(83,413)	4%

(1)
Amounts represent the total compensation reported for our CEO, Mr. Allison, in the Summary Compensation Table for the fiscal years ended December 31, 2023, 2022 and 2021. Mr. Allison served as the CEO for each of the years presented.
(2)
Amounts include (i) the Summary Compensation Table total compensation for the applicable fiscal year, less (ii) the aggregate grant date fair value of stock awards granted during that year (as reported in the “Stock Awards” column of the Summary Compensation Table for the year), plus (iii) the adjusted value of the stock awards over the years reported in the table as described in more detail in the reconciliation tables below. None of our NEOs were granted options or held any outstanding options during any of the years covered by the table.
(3)
Amounts represent the total average compensation for our NEOs, other than our CEO, which were Mr. Burns, Mr. Harrison, David J. Terry (who resigned in 2022) and Mr. Presley for years 2020 and 2021 and Mr. Burns, Mr. Harrison, David J. Terry, Patrick H. McGough, and Mr. Presley in 2022. Our 2023 NEOs, other than our CEO, were Mr. Burns, Mr. Harrison, Mr. Newell and Mr. Presley.
(4)
Reflects total shareholder return of the SPDR S&P Oil and Gas Exploration and Production ETF ("XOP"), weighted according to market capitalization at the beginning of each period for which a return is reported. For the Company and XOP, the amount reported represents cumulative total shareholder return on a fixed investment of $100 in the Company's common stock or XOP, as applicable, for the period beginning on the last trading day of fiscal year 2019 through the end of the applicable fiscal year and is calculated assuming the reinvestment of dividends.
(5)
Return on average equity, which we conclude to be a key metric in our annual incentive plan, was calculated by dividing adjusted net income available to common stockholders by average stockholders' equity for each year presented. See calculation in the table below:

	2023	2022	2021	2020
	($ in thousands)
Net income (loss) available to common stockholders	$211,894	$1,124,868	$(259,225)	$(83,413)
Unrealized (gain) loss from derivative financial instruments	(107,311)	(200,193)	140,934	124,545
Loss on early retirement of debt	—	46,840	352,599	861
(Gain) loss on sale of assets	(125)	(340)	162,077	(17)
Non-cash amortization from adjusting debt assumed in acquisition to fair value	—	4,174	12,621	22,112
Exploration expense	1,775	8,287	—	—
Non-cash accretion from adjusting preferred stock issued in acquisition to fair value	—	—	—	5,417
Impairment of unevaluated natural gas and oil properties	—	—	—	27
Adjustment to (provision for) benefit from income taxes	26,450	39,011	(106,000)	(19,930)
Adjusted net income available to common stockholders	$132,683	$1,022,647	$303,006	$49,602
Average stockholders' equity	$2,318,364	$1,645,547	$1,139,776	$1,204,898
Return on average equity	6%	62%	27%	4%

The following table reconciles the amounts in the "Compensation Actually Paid to PEO" from the table above to the Summary Compensation Table Total for the PEO.

Year	Summary Compensation Table Total for PEO	Grant Date Fair Value of Stock Awards(1)	Value of Stock Awards Granted During the Year(2)	Increase (Decrease) in Value of Unvested Stock Awards Granted in Prior Years(2)	Increase (Decrease) in Value from Prior Year Stock Awards That Vested During the Year(2)	Dividends	Compensation Actually Paid to PEO
2023	$9,916,144	$(4,517,889)	$3,629,007	$661,045	$(255,822)	$158,974	$9,591,459
2022	$11,859,573	$(5,912,168)	$4,324,309	—	$4,427,457	$27,177	$14,726,348
2021	$8,955,930	—	—	$231,330	$203,781	—	$9,391,041
2020	$5,327,544	—	—	$(3,965,295)	$(252,415)	—	$1,109,834

(1)
Amount represents grant date fair value of the restricted stock and PSU grants to our CEO as reported in the "Stock Awards" column in the Summary Compensation Table on page 30 and the corresponding table in the proxy statement for earlier years.
(2)
Value is based on the change in our stock price between the beginning of the fiscal year (or the grant date in the case of awards granted during the year) and the end of the fiscal year (or the vesting date in the case of awards that vested during the year).

The following table reconciles the amounts in the "Average Compensation Actually Paid to Non-PEO NEOs" from the table above to the Average Summary Compensation Table Total for Non-PEO NEOs.

Year	Average Summary Compensation Table Total for Non-PEO NEOs	Average Grant Date Fair Value of Stock Awards(1)	Average Value of Stock Awards Granted During the Year(2)	Average Increase (Decrease) in Value of Unvested Stock Awards Granted in Prior Years(2)	Average Increase (Decrease) in Value from Prior Year Stock Awards That Vested During the Year(2)	Average Dividends	Average Compensation Actually Paid to Non-PEO NEOs
2023	$2,431,860	$(1,265,146)	$994,781	$(87,347)	$(58,357)	$45,530	$2,061,321
2022	$2,570,956	$(1,341,843)	$943,124	$679,890	$1,516,779	$9,096	$4,378,002
2021	$2,499,800	$(482,145)	$665,299	$169,944	$78,729	—	$2,931,627
2020	$1,698,645	$(490,979)	$357,751	$(1,186,819)	$(75,532)	—	$303,066

(1)
Amounts represent average grant date fair value of the restricted stock and PSU grants to our Non-PEO NEOs as reported in the "Stock Awards" column in the Summary Compensation Table on page 30 and the corresponding table in the proxy statement for earlier years.
(2)
Value is based on the change in our stock price between the beginning of the fiscal year (or the grant date in the case of awards granted during the year) and the end of the fiscal year (or the vesting date in the case of awards that vested during the year).

The following table identifies the most important performance measures used to link compensation actually paid to our NEOs to company performance. The role of each of these performance measures on our NEOs' compensation is discussed in the CD&A on page 25.

Performance Measures
Return on Average Equity	Leverage Maintenance	Full Cycle Return
EBITDAX	Well Cost Efficiency	Reserve Replacement

The following charts reflect the alignment of compensation actually paid to trends in the Company's TSR, net income and return on equity over the three-year period ended December 31, 2023.

Other Business

The Board does not know of any business that will properly come before the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

Additional Information

Stockholder Proposals and Nominations for the 2025 Annual Meeting

Any stockholder who desires to submit a proposal or director nominee for consideration at our annual meeting of stockholders in 2025 and wishes to have such proposal or nominee included in our proxy materials must submit the proposal or nominee to us at our principal executive offices no later than December 30, 2024 unless we notify the stockholder otherwise. Only those proposals or nominations that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise in accordance with Rule 14a-8 of the Exchange Act) will be included in our proxy materials.

Written request for inclusion of any stockholder proposal or director nomination should be addressed to: Roland O. Burns, Corporate Secretary, Comstock Resources, Inc., 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034. We recommend that such proposal be sent by certified mail, return receipt requested. Any stockholder who intends to bring business to the annual meeting of stockholders in 2025 (including any director nominations), but not include the business in our proxy statement, must give written notice to our Corporate Secretary at the address set forth above by not earlier than February 11, 2025 and not later than March 13, 2025. Such notice must comply in all respects with the requirements set forth in our bylaws.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than our Board's nominees at the 2025 annual meeting must deliver written notice to our Company setting forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2025. However, if the date of the 2025 annual meeting is a date before May 12, 2025, or after July 11, 2025, written notice must be received by the later of 60 days prior to the date of the 2025 annual meeting of the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholder is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our bylaws as described above.

There were no stockholder proposals submitted for the 2024 Annual Meeting.

Electronic Delivery of Proxy Statement and Annual Report

Stockholders who received printed copies of the proxy materials can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Comstock the cost of producing and mailing these documents, reduce the amount of mail you receive and help preserve environmental resources.

You may sign up for this option by:

•
following the instructions provided on your Proxy Card; or
•
following the instructions provided when you vote over the Internet.

If you choose to view future proxy statements and annual reports over the Internet and you are a street-name stockholder as of the applicable record date, you will receive an e-mail message next year containing the Internet address to use to access Comstock's proxy statement and annual report. The e-mail also will include instructions for voting over the Internet. You will have the opportunity to opt out at any time by following the instructions on www.proxyvote.com. You do not have to re-elect Internet access each year.

Householding of Annual Meeting Materials

Unless we have received contrary instructions, we may send a single copy of the Notice or proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses.

However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034, Attn: Investor Relations, telephone number (800) 877-1322 to inform us of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Stockholder List

A list of stockholders of record will be available for examination at the Company's corporate headquarters during normal business hours for a period of ten days prior to the Annual Meeting and will be produced at the Annual Meeting.

ANNUAL REPORT ON FORM 10-K

We are mailing our 2023 Annual Report to stockholders who elected to receive a printed copy of this proxy statement. Additional copies of our Annual Report for the year ended December 31, 2023 are available without charge from our Investor Relations Department.

Our SEC filings, including our 2023 Annual Report, are available online at no charge, at www.comstockresources.com, Investors, SEC Filings, or through the Securities and Exchange Commission's website at www.sec.gov.

Roland O. Burns

Secretary

Frisco, Texas

April 29, 2024

Comstock resources comstock resources .wc 5300 town and country blvd suite 500 frisco, tx 75034 scan to view materials & vote vote by internet www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m eastern time on june 5, 2023. Have your proxy card in hand when you access the website and follow he instructions on the secure website to obtain your records and to create an electronic voting instruction form. Electronic delivery of future proxy materials if you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy cards and annual reports electronically via email or the internet. To sign up for for electronic delivery, please follow the instructions above to vote using the secure website and when prompted indicate that you agree to receive or access proxy materials electronically in future years. Vote by phone call, toll free, 1-800-690-6903 within the united states, u.s. Territories and canada on a touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on june 5, 2023. Have your proxy card in hand when you call and the follow the instructions provided by the recorded message. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. To vote, mark blocks below in blue or black ink as follow: v05550-p90075-z84632 keep this portion for your records this proxy card is valid only when signed and dated. Comstock resources, inc. The board of directors recommends you vote “for” the following: for all withhold all for all except to withhold authority to vote for any individual nominees(s), mark “for all except” and write the number(s) of the nominee(s) on the line below. 1. Election of directors nominees: (time expire in 2024) 01)m. Jay allison 02) roland o. Burns 03) elizabeth b. Davis 04) morris e. Foster 05) jim l. Turner the board of directors recommends a vote “for” the following proposals: 2. Proposal to ratify the appointment of ernst & young llp as the company’s independent registered public accountant for 2023. 3. Proposal to approve the advisory (non-binding) resolution relating to the company’s 2022 compensation of its named executive officers. The board of directors recommends a vote for “3 years” for the following proposal: 4. Proposal to approve the advisory (non-binding) resolution on the frequency of advisory votes on the compensation of the company’s named executive officers. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof. This proxy will be voted as directed or, if no direction is indicated, will be voted “for” all of he nominees listed in proposal 1, “for” proposals 2 and 3 and “ 3 years” on proposal 4. Please indicate if you would like to be contacted regarding consolidating your registered and brokerage accounts. Yes no note: please sign exactly as your name(s) appear(s) on this. This section must be completed for your vote to count if you are voting by mail. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owner’s should each sign personally. If a corporation, please sign in full corporate name by president or other authorized officers. If a partnership, please sign in partnership name by authorized person. Signature [please sign within box] date signature (joint owners) date

Annual meeting of stockholders of comstock resources, inc. June 6, 2023 your vote is important. Thank you for voting. (complete and mail the proxy card only if you do not vote by phone or internet.) Proxy card must be signed and dated on the reverse side. Important notice regarding the availability of proxy materials for the annual meeting: the notice and proxy statement and annual report are available at www.comstockresources.com and www.proxyvote.com. Proxy comstock resources, inc. This proxy is solicited by the board of directors annual meeting of stockholders — june 6, 2023 the undersigned hereby appoints m. Jay allison and roland o. Burns, and each of them with full power of substitution, as proxies of the undersigned to act and to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of comstock resources, inc., to be held june 6, 2023 at 10:00 a.m. And any adjournment or adjournments thereof, and in their own discretion upon any other matter which may properly come before this meeting. The proxies will vote as the board of directors recommends where a choice is not specified. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof. Continued and to be marked, signed and dated on reverse side

CKHOLDERS – JUNE 3, 2020 The undersigned hereby appoints M. Jay Allison and